                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________


                                  FORM 8-K/A


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): March 22, 1999


                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.
            (Exact name of registrant as specified in its charter)



             Commission File Number: 1934 Act File Number: 1-13174


            Maryland                                       54-1681655
 (State of other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                       Identification No.)

        2345 Crystal Drive
        Crystal City, VA                                    22202
      (Address of principal                               (Zip Code)
        executive offices)



       Registrant's telephone number including area code: (703) 920-8500

Item 2.   Property Acquisitions
-------   ---------------------

       On January 5, 1999, Charles E. Smith Residential Realty L.P. ("the Operating Partnership"), of which Charles E. Smith Residential Realty, Inc. ("the Company") is the sole general partner, acquired a high-rise apartment property located in Crystal City, Virginia ("Buchanan House") for a purchase
price of approximately $60 million, from a private investment company.   The
Buchanan House has 442 apartment units, averaging 1,173 square feet in size. The property also includes a 900+ car commercial parking garage and 70,000 square feet of commercial/retail space.

The total capitalized cost of $65.5 million includes $5.0 million of initial capital improvements which the Company plans to invest in the property. The acquisition was financed with the proceeds from the December 1998 sale of Marbury Plaza (a 672 unit property in southeast Washington, D.C.), assumed debt of $7.4 million and $34.9 million of cash drawn on the Company's bank line of credit.



Item 7.   Financial Statements and Exhibits
-------   ---------------------------------

The following pro forma financial information is included as a first amendment to the Form 8-K dated January 5, 1999 and filed on January 20, 1999 for the Company.

(A)  Pro forma financial information beginning at page F-2

(B)  Historical financial information for Buchanan House beginning at page F-8

                                   SIGNATURES

  Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on this 22nd day of March 1999.

                            CHARLES E. SMITH RESIDENTIAL REALTY, INC.


                            By: /s/ W. D. Minami
                                ------------------------------------------
                                W. D. Minami
                                Senior Vice President and Chief Financial
                                Officer of the Registrant



                            By: /s/ Steven. E. Gulley
                                -------------------------------------------
                                Steven E. Gulley
                                Vice President and Chief Accounting Officer
                                   of the Registrant

            INDEX TO FINANCIAL STATEMENTS AND PRO FORMA INFORMATION


                                                                Page
                                                                ----
CHARLES E. SMITH RESIDENTIAL REALTY, INC.
Pro Forma (Unaudited) Consolidated Balance Sheet                 F-3
 as of September 30, 1998

Pro Forma (Unaudited) Consolidated  Statement of                 F-4
 Operations for the nine months ended September 30, 1998

Pro Forma (Unaudited) Consolidated Statement of                  F-5
 Operations for the year ended December 31, 1997

Notes and Management's Assumptions to Unaudited Pro Forma
 Consolidated Financial Information                              F-6


ACQUISITION PROPERTY

Report of Independent Public Accountants - Buchanan House        F-7

Statements of Revenues and Certain Expenses of Buchanan House    F-8
 for the nine months ended September 30, 1998 (Unaudited) and the year ended December 31, 1997

Notes to Statements of Revenues and Certain Expenses of          F-9
 Buchanan House for the nine months ended September 30,
 1998 (Unaudited) and the year ended December 31, 1997

                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.
                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)



The unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1998 and the unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 1998 and the year ended December 31, 1997 are based on the historical financial statements of the Company and the Operating Partnership.

The unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1998 is presented as if the Buchanan House acquisition had occurred on September 30, 1998. The unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 1998 and the year ended December 31, 1997 are presented as if the Buchanan House acquisition had occurred at the beginning of each of those periods. The unaudited pro forma information should be read in conjunction with the historical financial statements and notes related thereto appearing in the Company's Forms 10-Q and 10-K.

Preparation of the pro forma financial information was based on assumptions considered appropriate by the Company's management. The pro forma financial information is unaudited and is not necessarily indicative of the results which would have occurred if the acquisition had been consummated at the beginning of the periods presented, nor does it purport to represent the future financial position and results of operations for future periods. In management's opinion, all adjustments necessary to reflect the effects of the transaction have been made.


                           CHARLES E. SMITH RESIDENTIAL REALTY, INC.
                              PRO FORMA CONSOLIDATED BALANCE SHEET
                                    AS OF SEPTEMBER 30, 1998
                                   (UNAUDITED) (IN THOUSANDS)


                                                                                                 Other
ASSETS                                                          Historical     Buchanan(A)     Adjustments     Pro-forma
                                                                -----------    ----------     -------------    ----------
Rental property, net                                            $   952,063    $   65,500(B)                   $1,017,563
Rental property under construction                                  106,562                                       106,562
Cash and cash equivalents                                            13,116       (13,116)                              -
Tenants' security deposits                                            2,649           235                           2,884
Escrow funds                                                         10,650        (4,596)                          6,054
Investment in and advances to Property Service Businesses            26,392                                        26,392
Deferred charges, net                                                14,956                                        14,956
Other assets                                                         16,387                                        16,387
                                                                -----------                                    ----------
Total Assets                                                    $ 1,142,775                                    $1,190,798
                                                                ===========                                    ==========

LIABILITIES AND EQUITY

Liabilities
    Mortgage loans                                              $   482,476    $    7,373                      $  489,849
    Lines of credit                                                 244,500        34,915                         279,415
    Construction loans                                               25,572                                        25,572
    Accounts payable and accrued expenses                            22,650         5,500                          28,150
    Security deposits                                                 2,649           235                           2,884
                                                                -----------                                    ----------
          Total Liabilities                                         777,847                                       825,870
                                                                -----------                                    ----------

Minority Interest                                                   100,941                                       100,941

Shareholders' equity:
    Preferred Stock
         Series A Cumulative Convertible Redeemable
           Preferred Stock                                           71,500                                        71,500
         Series B Cumulative Convertible Redeemable
           Preferred Stock                                           27,757                                        27,757
         Series C Cumulative Redeemable Preferred Stock              50,000                                        50,000
    Common Stock                                                        175                                           175
    Additional paid-in capital                                      126,806                                       126,806
    Retained deficit                                                (12,251)                                      (12,251)

         Total shareholders' equity                                 263,987                                       263,987
                                                                -----------                                    ----------
Total Liabilities and Shareholders' equity                      $ 1,142,775                                    $1,190,798
                                                                ===========                                    ==========


        The accompanying notes are an integral part of this statement.


                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
             (UNAUDITED) (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                 Other
                                                       Historical        Buchanan          Adjustments          Pro-forma
                                                      -----------       -----------        ------------         ------------
RENTAL PROPERTIES
Revenues                                              $   183,488       $     5,677        $         -          $    189,165

Expenses
        Operating costs                                   (62,482)           (1,686)               130 (A)          (64,038)
        Real estate taxes                                 (12,722)             (439)                                (13,161)
        Depreciation and amortization                     (21,445)               -              (1,226)(B)          (22,671)
                                                      -----------       -----------        -----------         ------------
                Total expenses                            (96,649)           (2,125)            (1,096)             (99,870)
                                                      -----------       -----------        -----------         ------------

Equity in income of Property Service Businesses             5,584                                                     5,584

Corporate general and administrative expenses              (6,405)                                                   (6,405)
Interest income                                               855                                                       855
Interest expense                                          (35,071)             (426)(C)         (1,953)(C)          (37,450)
                                                      -----------       -----------        -----------         ------------

Income before gain on sale, loss on unused treasury
  lock and extraordinary item                              51,802             3,126             (3,049)              51,879

Gain on sale of property                                    3,120                                                     3,120

Loss on unused treasury lock                               (4,923)                                                   (4,923)
                                                      -----------                                              ------------

Income before extraordinary item                           49,999                                                    50,076

Extraordinary item - loss on extinguishment
  of debt                                                  (4,702)                                                  (4,702)
                                                      -----------                                              -----------

Net income of the Operating Partnership                    45,297                                                   45,374

Minority Interest                                         (18,977)                                 (32)(D)         (19,009)
                                                      -----------                                              -----------

Net income                                                 26,320                                                   26,365

Less:   Income attributable to preferred shares            (7,938)                                                  (7,938)
                                                      -----------                                              ------------

Net income attributable to common shares              $    18,382                                              $     18,427
                                                      ===========                                              ============

Net income per common share - basic                   $      1.16                                              $       1.16
                                                      ===========                                              ============

Net income per common share - diluted                 $      1.15                                       (E)    $       1.15
                                                      ===========                                              ============

Weighted average shares outstanding - basic                15,870                                                    15,870
                                                      ===========                                              ============

Weighted average shares outstanding - diluted              16,048                                                   16,048
                                                       ==========                                               ===========

        The accompanying notes are an integral part of this statement.

                                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.
                                        PRO FORMA STATEMENT OF OPERATIONS
                                       FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (UNAUDITED) (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                              Other
                                                     Historical         Buchanan          Adjustments          Pro-forma
                                                    ------------     --------------       ------------        ------------
RENTAL PROPERTIES
Revenues                                            $    200,104     $        7,445       $          -        $    207,549

Expenses
   Operating costs                                       (71,425)            (2,385)               200 (A)         (73,610)
   Real estate taxes                                     (12,402)              (388)                               (12,790)
   Depreciation and amortization                         (20,666)                 -             (1,635)(B)         (22,301)
                                                    ------------     --------------       ------------        ------------
         Total expenses                                 (104,493)            (2,773)            (1,435)           (108,701)
                                                    ------------     --------------       ------------        ------------

Equity in income of Property Service Businesses            7,597                                                     7,597

Corporate general and administrative expenses             (6,563)                                                   (6,563)
Interest income                                            1,063                 48                                  1,111
Interest expense                                         (45,411)              (577)(C)         (2,744)(C)         (48,732)
                                                    ------------     --------------       ------------        ------------

Income before extraordinary item                          52,297              4,143             (4,179)             52,261

Extraordinary item - loss on extinguishment
   of debt                                                   (87)                                                      (87)
                                                    ------------                                              ------------

Net income of the Operating Partnership                   52,210                                                    52,174
                                                                                                                         -
Minority Interest                                        (25,617)                                   18 (D)         (25,599)
                                                    ------------                                              ------------

Net income                                                26,593                                                    26,575

Less:   Income attributable to preferred shares           (1,881)                                                   (1,881)
                                                    ------------                                              ------------

Net income attributable to common shares             $    24,712                                               $    24,694
                                                     ===========                                               ===========

Net income per common share - basic                  $      1.87                                               $      1.87
                                                     ===========                                               ===========

Net income per common share - diluted                $      1.86                                       (E)     $      1.86
                                                     ===========                                               ===========

Weighted average shares outstanding - basic               13,218                                                    13,218
                                                     ===========                                               ===========

Weighted average shares outstanding - diluted             13,379                                                    13,379
                                                     ===========                                               ===========


        The accompanying notes are an integral part of this statement.

                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.
           NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                      CONSOLIDATED FINANCIAL INFORMATION
                   (UNAUDITED) (DOLLAR AMOUNTS IN THOUSANDS)


1. Basis of Presentation

   The unaudited Pro Forma Consolidated Balance Sheet as of Sept. 30, 1998 and unaudited Pro Forma Consolidated Statements of Operations for the nine months ended Sept. 30, 1998 and the year ended December 31, 1997 are based on the historical financial statements of the Company and Operating Partnership.

   The unaudited Pro Forma Consolidated Balance Sheet as of Sept. 30, 1998 is presented as if the acquisition had occurred by September 30, 1998. The unaudited Pro Forma Consolidated Statements of Operations for the nine months ended ended September 30, 1998 and the year ended December 31, 1997 are presented as if the acquisition had occurred at the beginning of each of those periods. The unaudited pro forma information should be read in conjunction with the historical financial statements and notes related thereto appearing in the Company's Forms 10-Q and 10-K.

2. Adjustments to Pro Forma Consolidated Balance Sheet

     (A)   Acquisition of Buchanan House

                 Purchase price of rental property          $60,000
                 Initial capital improvements                $5,000
                 Acquisition costs                              500
                                                          ---------
                      Cost basis of rental property         $65,500
                                                          =========

                 Proceeds from line of credit               $34,915
                 Proceeds from sale of Marbury               17,712
                 Assumption of mortgage loans                 7,373
                 Other                                        5,500
                                                          ---------
                                                            $65,500
                                                          ==========

     (B) Historical and Pro Forma balances for the rental property acquired are as follows:


                         Historical  Purchase  Pro Forma
                          9/30/98   Adjustment  9/30/98
                         --------------------------------

           Buchanan       $9,099    $ 56,401    $65,500


3. Adjustments to Pro Forma Consolidated Statements of Operations

     (A) Operating expenses have been adjusted to eliminate management fees since the Company's affiliate manages owned properties.

     (B) Depreciation and amortization has been adjusted based on the allocated purchase price of the assets acquired and an estimated useful life of 40 years, as if the purchase occurred on January 1, 1998 for the nine months ended Sept. 30, 1998 and January 1, 1997 for the year ended December 31, 1997.

     (C) Represents interest expense for draws on the line of credit (assuming a weighted average interest rate of 7.34% and 7.86% for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively) and interest expense for the assumed mortgage loan related to the acquisition.

     (D) To reflect the minority interest shareholders interest in the Buchanan acquisition.

     (E) Minority Interest is adjusted in the calculation of diluted earnings per common share to reflect the change in ownership interest after the inclusion of common stock equivalents.

                    Report of Independent Public Accountants


To Charles E. Smith Residential Realty, Inc.

We have audited the accompanying statement of revenues and certain expenses of Buchanan House (the "Property") for the year ended December 31, 1997. This statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Charles E. Smith Residential Realty, Inc. Material amounts, described in Note 1 to the statements of revenue and certain expenses, that would not be comparable to those resulting from the proposed future operations of the Property are excluded and the statement is not intended to be a complete presentation of the revenues and expenses of this property.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Buchanan House for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                                     /s/  ARTHUR ANDERSEN LLP


Washington, D.C.
March 8, 1999

                                BUCHANAN HOUSE
                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)
                     AND THE YEAR ENDED DECEMBER 31, 1997

                                                  NINE MONTHS
                                            ENDED SEPTEMBER 30, 1998          YEAR ENDED
                                                  (UNAUDITED)              December 31, 1997
                                           --------------------------     --------------------
   Residential rental income               $                4,397,871     $          5,660,810
   Retail rental income                                       753,875                1,042,593
   Parking income                                             424,593                  571,502
   Other income                                               100,960                  218,422
                                           --------------------------     --------------------

        Total Revenue                                       5,677,299                7,493,327
                                           --------------------------     --------------------

CERTAIN EXPENSES:
   Payroll and related costs                                  446,502                  624,745
   Utilities                                                  489,391                  615,703
   Repairs and maintenance                                    216,688                  318,916
   Real estate taxes                                          439,332                  388,474
   Administrative                                             241,329                  247,579
   Management fees                                            130,240                  199,894
   Other expenses                                             162,050                  378,024
                                           --------------------------     --------------------

        Total Certain Expenses                              2,125,532                2,773,335
                                           --------------------------     --------------------

REVENUES IN EXCESS OF CERTAIN EXPENSES      $               3,551,767      $         4,719,992
                                            =========================      ===================



       The accompanying notes are an integral part of these statements.

                                BUCHANAN HOUSE
             NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND FOR
                       THE YEAR ENDED DECEMBER 31, 1997



1. Basis of Presentation
   ---------------------

   The accompanying statements of revenues and certain expenses relate to the operations of Buchanan House (the "Property") which is a residential apartment building containing 442 residential units, with adjoining retail space in Arlington, Virginia. The Property was acquired by Charles E. Smith Residential Realty, Inc. (the "Company") on January 5, 1999.

   Significant Accounting Policies
   -------------------------------

   The accompanying statements were prepared on the accrual basis accounting. Rental income attributable to residential leases is recognized when due from tenants. Rental income from retail tenants is recorded on a straight-line basis over the term of the related lease.

   Interim Financial Information
   -----------------------------

   The interim statements of revenues and certain expenses are unaudited but reflect all adjustments which are, in the opinion of management, necessary to a fair presentation of the interim periods presented. The adjustments consist of normal recurring accruals.

   The statements of revenues and certain expenses for interim periods will not necessarily be indicative of the operating results of the fiscal year.